Exhibit 10.41

U.S. Department of Justice

United States Attorney
Eastern District of New York

One Pierrepont Plaza
Brooklyn, New York 11201

Mailing Address:	147 Pierrepont Street
Brooklyn, New York 11201

September 6, 2006

Andrew J. Ceresney, Esq.
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022

          Re: Whitehall Jewellers, Inc.

Dear Mr. Ceresney:

          This letter supplements the letter agreement between the United States Attorney’s Office for the Eastern District of New York (the “Office”) and Whitehall Jewellers, Inc. (“Whitehall”) dated September 28, 2004 (the “Original Agreement”), which is attached hereto at Exhibit A and incorporated by reference herein.

          In the Original Agreement, Whitehall acknowledged that one or more of its former officers and employees violated federal criminal law by conspiring with and aiding and abetting Cosmopolitan Gem Inc. in a scheme to defraud its lender, Capital Factors, Inc., and the Office agreed not to prosecute Whitehall these crimes. Whitehall also agreed to implement a number of remedial and corrective actions set forth in a letter dated September 28, 2004 (the “Letter”), which is attached hereto at Exhibit B and incorporated by reference herein. The remedial and corrective actions set forth in the Letter included a reduction of the number of management directors on the Board of Directors and an increase of the proportion of the Board members who are independent, outside directors.

          At the time of the Original Agreement, Whitehall was a publicly-traded corporation, the common stock of which traded on the New York Stock Exchange. In or about June 2006, Prentice Capital Management, LP and Holtzman Opportunity Fund, L.P., two private investment funds, completed their purchase of all shares of Whitehall’s stock, and Whitehall’s shares are no longer publicly traded.

          As a result of the private acquisition of Whitehall,

the Office and Whitehall agree to the following:

          1. In the event that Whitehall’s stock is traded on any national exchange, Whitehall will ensure that the Board of Directors meets the New York Stock Exchange (“NYSE”) requirement that a majority of its Board membership be independent. Otherwise, Whitehall agrees that its Board of Directors will have at least one independent director.

          2. An independent director will at all times serve as Chair of the Audit Committee.

Dated:	September 6, 2006
Brooklyn, New York

ROSLYNN R. MAUSKOPF
United States Attorney
Eastern District of New York

	By:	/s/ Scott B. Klugman

Scott B. Klugman
Assistant United States Attorney

/s/ Eric Komitee

Eric Komitee
Deputy Chief
Business & Securities Fraud Unit

/s/ Edward A. Dayoob

EDWARD A. DAYOOB
Chief Executive Officer
Whitehall Jewellers, Inc.

/s/ Andrew J. Ceresney, Esq.

Andrew J. Ceresney, Esq.
Debevoise & Plimpton LLP
Counsel to Friedman’s Inc.